Exhibit 2(a)







                            ASSET PURCHASE AGREEMENT



                               dated June 17, 1996


                                     between


                      CONTINENTAL HEALTHCARE SYSTEMS, INC.,
                    INFORMATION HANDLING SERVICES GROUP, INC.


                                       and


                                DIGIMEDICS CORP.



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                                TABLE OF CONTENTS

                                                                         Page


                                    ARTICLE I

                                   DEFINITIONS

1.01 "Acquisition Documents"..............................................  1

1.02 "Action".............................................................  2

1.03 "Affiliate"..........................................................  1

1.04 "Agreement" or "this Agreement"......................................  1

1.05 "Assets".............................................................  2

1.06 "Assumed Liabilities"................................................  2

1.07 "Bill of Sale".......................................................  2

1.08 "Business"...........................................................  2

1.09 "Business Day".......................................................  2

1.10 "Closing"............................................................  2

1.11 "Closing Date".......................................................  2

1.13 "Commerce Plaza Facility"............................................  2

1.14 "Continental"........................................................  2

1.15 "Copyrights".........................................................  2

1.16 "Disclosure Schedule"................................................  2

1.17 "Encumbrance"........................................................  2

1.18 "Environmental Laws"...... ..........................................  2

1.19 "Environmental Permits".. ...........................................  3

1.20 "ERISA"..............................................................  3

1.21 "Excluded Assets"....................................................  3

1.22 "Excluded Liabilities"...............................................  3

1.23 "Financial Statements"...............................................  3

1.24 "Governmental Authority".............................................  3

1.25 "Governmental Order".................................................  3

1.26 "IHSG"...............................................................  3

1.27 "Indemnified Party"..................................................  3

1.28 "Indemnifying Party".................................................  3

1.29 "Intellectual Property"..............................................  3

1.30 "Inventories"........................................................  3

1.31 "IRS"................................................................  3

1.32 "JAC"..... ..........................................................  4

1.33 "Law"................................................................  4

1.34 "Lease"..............................................................  4

1.35 "Liabilities"........................................................  4

1.36 "Losses".............................................................. 4


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                                TABLE OF CONTENTS

                                                                         Page

1.37  Material Adverse Effect"...........................................  4

1.38 "Material Contracts"................................................  4

1.39 "Matkon"............................................................  4

1.40 "Mediware"..........................................................  4

1.41 "Non-Competition Agreement".........................................  4

1.42 "Note"..............................................................  4

1.43 "Patents"...........................................................  4

1.44 "Permits"...........................................................  5

1.45 "Permitted Encumbrances"............................................  5

1.46 "Person"............................................................  5

1.47 "Pharmakon".........................................................  5

1.48 "Plans".............................................................  5

1.49 "Pledge Agreement"..................................................  5

1.50 "Purchase Price"....................................................  5

1.51 "Purchaser".........................................................  5

1.52 "Regulations".......................................................  5

1.53 "Related Agreements"................................................  5

1.54 "Security Agreement"................................................  5

1.55 "Seller"............................................................  5

1.56 "Stock Purchase Agreement"..........................................  6

1.57 "Sublease"..........................................................  6

1.58 "Tangible Personal Property"........................................  6

1.59 "Tax" or "Taxes"....................................................  6

1.60 "Third Party Claims"................................................  6

1.61 "Trademarks"........................................................  6

1.62 "Trade Secrets".....................................................  6

1.63 "U.S. GAAP"...... ..................................................  6

1.64 "Warehouse Lease"...................................................  6



                                   ARTICLE II

                                PURCHASE AND SALE

2.01 Assets to Be Purchased and Sold....................................... 7

2.02 Assumption of Obligations............................................. 9

2.03 Exclusion of Liabilities.............................................. 10

2.04 Purchase Price; Allocation of Purchase Price.......................... 11

2.05 Closing Deliveries by Seller.......................................... 12

2.06 Closing Deliveries by Purchaser....................................... 12


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                                TABLE OF CONTENTS

                                                                          Page


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

3.01 Organization and Authority of Continental............................. 13
3.02 Organization and Authority of IHSG.................................... 14
3.03 No Conflict..... ..................................................... 14
3.04 Consents and Approvals................................................ 15
3.05 Financial Information; Books and Records.............................. 15
3.06 No Undisclosed Liabilities............................................ 15
3.07 Inventories........................................................... 16
3.08 Conduct in the Ordinary Course; Absence of Certain Changes, Events
      and Conditions....................................................... 16
3.09 Litigation............................................................ 17
3.10 Compliance with Laws.................................................. 17
3.11 Permits............................................................... 18
3.12 Material Contracts.................................................... 18
3.13 Intellectual Property................................................. 19
3.14 Tangible Personal Property............................................ 21
3.15 Assets................................................................ 21
3.16 Customers............................................................. 22
3.17 Employee Benefit Matters.............................................. 22
3.18 Labor Matters......................................................... 24
3.19 Employees............................................................. 24
3.20 Taxes................................................................. 25
3.21 Insurance............................................................. 25
3.22 Full Disclosure....................................................... 26
3.23 Brokers............................................................... 26
3.24 Accounts Receivables.................................................. 26


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

4.01 Organization and Authority of Purchaser............................... 26

4.02 No Conflict........................................................... 27

4.03 Consents and Approvals................................................ 27


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                                TABLE OF CONTENTS

                                                                          Page

4.04 Litigation............................................................ 27

4.05 Brokers............................................................... 28

4.06 Full Disclosure....................................................... 28


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

5.01 Facilities............................................................ 28

5.02 Employees............................................................. 28

5.03 Transition Services................................................... 29

5.04 Non-Competition....................................................... 29

5.05 Use of Name........................................................... 29

5.06 Shared Assets......................................................... 30

5.07 Access to Information................................................. 30

5.08 Confidentiality....................................................... 31

5.09 Use of Intellectual Property.......................................... 31

5.10 Taxes................................................................. 32

5.11 Bulk Transfer Laws.................................................... 32

5.12 Consents to Assignments............................................... 32

5.13  No Infringement...................................................... 32

5.14 Further Action........................................................ 33

5.15 Nondisclosure Assistance.............................................. 33

5.16 Mail.................................................................. 33

5.17 Communications Software Licenses...................................... 33



                                   ARTICLE VI

                                 INDEMNIFICATION

6.01 Survival of Representations and Warranties............................ 33

6.02 Indemnification by Continental and IHSG............................... 33

6.03 Indemnification by Purchaser.......................................... 34

6.04 Indemnification Procedures Involving Only Seller and Purchaser........ 34

6.05 Limitation on Indemnification......................................... 35



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                                TABLE OF CONTENTS

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                                   ARTICLE VII

                               GENERAL PROVISIONS

7.01 Expenses.... ......................................................... 36

7.02 Notices. ............................................................. 36

7.03 Public Announcements.................................................. 37

7.04 Headings.............................................................. 37

7.05 Severability.......................................................... 38

7.06 Entire Agreement...................................................... 38

7.07 Assignment............................................................ 38

7.08 No Third Party Beneficiaries.......................................... 38

7.09 Amendment............................................................. 38

7.10 Governing Law; Consent to Jurisdiction................................ 38

7.11 Dispute Resolution.................................................... 39

7.12 Counterparts.......................................................... 39

7.13 Specific Performance.................................................. 39

7.14 Receipt of Money or Other Assets...................................... 40

7.15 Schedules and Exhibits................................................ 40



                                        v

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EXHIBITS

         1.06 Form of Bill of Sale and Assignment 1.49 Form of Pledge  Agreement
         1.54 Form of Security Agreement 1.56 Form of Sublease 2.04(a) Form of Secured Promissory Note 2.04(b)(i) Form of Charge 2.04(b)(ii) Form of Mediware Guaranty 2.04(c) Allocation of Purchase Price 2.05(f) Form of Opinion of Seller's Counsel 2.06(g) Form of Opinion of Purchaser's Counsel 5.03(a) Form of Computer Services Agreement 5.04 Form of Non-Competition Agreement


DISCLOSURE SCHEDULE

                                    The Disclosure Schedule shall
                                    include the following Sections

         2.01(a)(ii)       Furniture, Fixtures, Equipment and Machinery
         2.01(a)(iii)      Inventories
         2.01(a)(ix)       Contracts
         2.01(a)(x)        Permits
         2.01(a)(xi)       Accounts Receivable
         2.01(b)(ii)       Excluded Receivables
         3.05              Financial Statements
         3.08              Certain Changes
         3.09              Litigation
         3.10              Governmental Orders
         3.12(a)           Certain Contracts
         3.12(b)           Defaults
         3.13(a)           Intellectual Property
         3.16              Customers
         3.17(a)           Employee Benefit Matters
         3.18              Employee Discrimination Claims
         3.19              Form of Employee Confidentiality Agreement
         3.21(a)           Insurance
         5.02(a)           Employees to be hired by Purchaser
         5.02(c)           Certain Employees
         5.06              Matkon Assets

         ASSET  PURCHASE  AGREEMENT,  dated  June 17,  1996,  among  Information
Handling Services Group, Inc., a Delaware corporation ("IHSG"), Continental Healthcare Systems, Inc., a Delaware corporation ("Continental" or "Seller"), which is a wholly-owned subsidiary of IHSG, and Digimedics Corp., a California corporation (the "Purchaser").

                                   WITNESSETH:

         WHEREAS, Continental is engaged in, among other things, the business of developing, selling and supporting computer software systems and providing management information systems for hospital pharmacies in the United States and other countries through its Pharmakon division (the "Business"); and

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all right, title and interest of Seller in and to certain of Seller's assets relating to the Business, and in connection therewith Purchaser is willing to assume certain liabilities of Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, Continental, IHSG and Purchaser hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.01 "Acquisition   Documents"  means  this  Agreement,   the  Related
Agreements, and any certificate, or other document delivered at the Closing pursuant to this Agreement or the transactions contemplated hereby.

         1.02 "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         1.03 "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         1.04 "Agreement" or "this Agreement" means this Asset Purchase Agreement, dated June 17, 1996, among Continental, IHSG and Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 9.09.


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         1.05 "Assets" has the meaning specified in Section 2.01(a).

         1.06 "Assumed Liabilities" has the meaning specified in Section
2.02.

         1.07 "Bill of Sale" means the Bill of Sale and Assignment to be executed by Continental on the Closing Date substantially in the form of Exhibit
1.06 hereto.

         1.08 "Business" has the meaning specified in the recitals to this Agreement.

         1.09 "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York City, New York.

         1.10 "Closing" means the closing of the transactions contemplated by this Agreement, which shall occur simultaneous with the execution hereof.

         1.11 "Closing Date" means the date of the Agreement.

         1.12 "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         1.13 "Commerce Plaza Facility" means the facility currently leased by Continental located at Commerce Plaza I, 7300 West 10th Street, Overland Park, Kansas, pursuant to the Lease.

         1.14 "Continental" has the meaning specified in the first paragraph of this Agreement.

         1.15 "Copyrights" means all copyrights, domestic or foreign, whether registered or unregistered, owned or controlled by Seller relating to the Business, and all materials and matter (and if in writing, shall include machine-readable forms) to which such copyrights relate.

         1.16 "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

         1.17 "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim (with respect to title), preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         1.18 "Environmental Laws" means any Law, now in effect and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 6901 et seq.; the Clean Water Act, 33 U.S.C. ss.ss. 1231 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the

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Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; the Safe Drinking Water Act, 42
U.S.C. ss.ss. 300f et seq.; the Atomic Energy Act, 42 U.S.C. ss.ss. 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; the Federal Food, Drug and Cosmetic Act, 21 U.S.C.
ss.ss. 301 et seq.; and the Solid Waste Disposal Act, 42 U.S.C. ss.6901 et seq., as amended.

         1.19 "Environmental   Permits"   means   all   permits,    approvals,
identification numbers, licenses and other authorizations required under any applicable Environmental Law in connection with the operations of the Business in the manner in which it is currently conducted.

         1.20 "ERISA" has the meaning specified in Section 3.19(a).

         1.21 "Excluded Assets" has the meaning specified in Section 2.01(b).

         1.22 "Excluded Liabilities" has the meaning specified in Section 2.03.

         1.23 "Financial Statements" has the meaning specified in Section 3.05.

         1.24 "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         1.25 "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         1.26 "IHSG" has the meaning specified in the first paragraph of this Agreement.

         1.27 "Indemnified Party" has the meaning specified in Section 6.04(a).

         1.28 "Indemnifying Party" has the meaning specified in Section 6.04(a).

         1.29 "Intellectual Property" means all intellectual property rights owned or licensed from a third party by Seller and used in the Business, including all Copyrights, Patents, Trademarks, Trade Secrets, source codes, object codes and all rights to sue and recover and retain damages and costs and attorneys' fees for present and past infringement of any of the Intellectual Property rights hereinabove set out, in the same manner and to the same extent as Seller could do or could cause to be done if the transaction contemplated hereby did not occur.

         1.30 "Inventories" means all inventory (including inventory shipped on consignment), merchandise, work in process, finished goods, and raw materials, packaging, supplies and other personal property related to the Business, maintained, held or stored by or for Seller on the Closing Date and any prepaid deposits for purchases of any of the same.

         1.31 "IRS" means the Internal Revenue Service of the United States.


                                        3

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         1.32 "JAC" means JAC Computer Services Ltd., a corporation organized in the United Kingdom and a wholly owned subsidiary of Continental.

         1.33 "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or requirement.

         1.34 "Lease"   means  the  Lease  dated   December  24,  1985  between
Continental and Commerce Plaza Partners I, L.P., as amended.

         1.35 "Liabilities"   means  any  and  all  debts,   liabilities   and
obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         1.36 "Losses" has the meaning specified in Section 6.02.

         1.37 "Material Adverse Effect" means any circumstance, change in, or effect on, the Business or Seller that, individually or in the aggregate with any other circumstances, changes in, or effects on, Seller or the Business: (a) is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the condition (financial or otherwise) of the Business or (b) could materially adversely affect the continued operation or conduct of the Business in the manner in which it is currently operated or conducted by Seller.

         1.38 "Material Contracts" has the meaning specified in Section
3.12(a).

         1.39 "Matkon" means the division of Continental engaged in the business of developing, selling and supporting computer software systems and providing management information systems to hospitals for materials management, the assets of which division was sold by Continental to Enterprise Systems, Inc. ("ESI") on May 28, 1996.

         1.40 "Mediware" means Mediware Information Systems, Inc., a New York corporation.

         1.41 "Non-Competition Agreement" means the Non-Competition Agreement to be executed and delivered at closing among IHSG, Continental and Purchaser as more fully described in Section 5.04 hereof.

         1.42 "Note" has the meaning specified in Section 2.04.

         1.43 "Patents"   means  all  U.S.  and  foreign   patents  and  patent
applications (and any patents issuing therefrom) owned by or licensed to Seller relating to the Business, together with any extensions, reissues, renewals, divisions, continuations or continuations-in-part thereof and any foreign equivalents of any of the foregoing.

                                        4

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         1.44 "Permits" has the meaning specified in Section 3.11.

         1.45 "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $15,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations, and (d) other liens which are not material in amount and which do not interfere in any material way with the operation of the Business.

         1.46 "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         1.47 "Pharmakon" means the division of Continental which is engaged in the business of developing, selling and supporting computer software systems and providing management information systems for hospital pharmacies.

         1.48 "Plans" has the meaning specified in Section 3.19(a).

         1.49 "Pledge Agreement" means the Pledge Agreement dated the Closing Date between Mediware and Seller substantially in the form of Exhibit 1.49 hereto.

         1.50 "Purchase Price" has the meaning specified in Section 2.04.

         1.51 "Purchaser" has the meaning specified in the first paragraph to this Agreement.

         1.52 "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of the Treasury with respect to the Code or other federal tax statutes.

         1.53 "Related Agreements" means the Bill of Sale, the Non-Competition Agreement, the Sublease, the Note, the Pledge Agreement, the Security Agreement, the Guaranty, the Charge, the Stock Purchase Agreement and all instruments and other agreements and documents to be executed and delivered at Closing by Seller, Purchaser or their Affiliates.

         1.54 "Security Agreement" means the General Security Agreement dated the Closing Date among Purchaser and Seller substantially in the form of Exhibit
1.54 hereto.

         1.55 "Seller" has the meaning specified in the first paragraph to this Agreement.

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




         1.56 "Stock Purchase Agreement" means the Stock Purchase Agreement between Purchaser and Seller of even date herewith regarding the sale of the stock of JAC.

         1.57 "Sublease" means the Sublease agreement to be executed by Purchaser and Continental on the Closing Date substantially in the form of
Exhibit 1.56.

         1.58 "Tangible Personal Property" has the meaning specified in
Section 3.14.

         1.59 "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other tax charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

         1.60 "Third Party Claims" has the meaning specified in Section
6.04(a).

         1.61 "Trademarks" means all U.S. and foreign trademarks, tradenames or service marks owned or licensed by Seller relating to the Business whether registered, under application or under common law, or with respect to which an Intent To Use filing has been made as of the Closing Date, including but not limited to the trademark Pharmakon, and all good will therein.

         1.62 "Trade Secrets" means any and all information developed by or for Seller and/or owned or controlled by Seller at the Closing which relates to the Business, including but not limited to any formula; data processing, engineering or manufacturing techniques or methods; research or development information; technology in process; patterns; devices; compilations; programs; methods; ideas; inventions; discoveries; know-how; show-how; improvements; procedures; results; drawings; designs; processes; parts of processes; product components or composition; product quality protocols and specifications; production manuals; files; records; plans; proposals; notebooks, production and quality control data; books and publications, business information; computer programs and data.

         1.63 "U.S. GAAP" means generally accepted accounting principles and practices in effect in the United States from time to time applied consistently throughout the periods involved.

         1.64 "Warehouse Lease" means the lease between Continental and The Realty Associates Fund III, L.P. for the warehouse located at 9243 Cody, Overland Park, Kansas.

                                   ARTICLE II

                                PURCHASE AND SALE

         2.01  Assets to Be Purchased and Sold.

                  (a) On the terms and subject to the conditions of this Agreement, simultaneously with the execution of this Agreement by the parties, Seller shall sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase from Seller on the Closing Date, all the assets, properties, goodwill, rights and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by Seller or to which it is directly or indirectly entitled and, in any case, belonging to or used in the Business (regardless of whether such assets, properties, goodwill and business are accounted for or otherwise recorded as such in the books of account and other financial records of Seller), other than the Excluded Assets (the assets to be purchased by Purchaser being referred to as the "Assets"), including, without limitation, the following:

                  (i) the Business as a going concern;

                  (ii) all furniture, fixtures, equipment, machinery and other Tangible Personal Property used or held for use by Seller at the Closing Date in the conduct of the Business at the locations at which the Business is conducted, or otherwise owned or held by Seller at the Closing Date for use in the conduct of the Business, all as listed on Section 2.01(a)(ii) of the Disclosure Schedule;

                  (iii) all Inventories, including, but not limited, to the equipment listed on Disclosure Schedule 2.01(a)(iii);

                  (iv) all personnel records with respect to employees of the Business hired by Purchaser, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto owned, associated with or employed by Seller and used in, or relating to, the Business at the Closing Date;

                  (v) the goodwill of Seller relating to the Business;

                  (vi) all Seller's right, title and interest in, to and under the Intellectual Property;

                  (vii) all claims, causes of action, chooses in action, rights of recovery and rights of set-off of any kind (including rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and enuring to the benefit of Seller in connection with the Business (except with respect to the Excluded Assets);

                  (viii) all sales and promotional literature and other sales-related materials (including sales literature, advertisements, advertising copy, records and data) and all intangible assets, including all customer lists, mailing lists, vendor lists owned, used, associated with or employed by Seller in connection with the Business at the Closing Date;

                  (ix) all rights of Seller under all contracts, licenses, sublicenses, leases, commitments, sales and purchase orders, supplier contracts, distributorship or other marketing agreements, bids, offers, proposals, and other agreements in effect as of the Closing Date, whether written or oral, all as listed on Section 2.01(a)(ix) of the Disclosure Schedule; provided that any such rights and interests which relate to any contract that Purchaser is not assuming or agreeing to perform under this Agreement are excluded hereunder;

                  (x) all Permits held or used by Seller in connection with, or required for, the Business, to the extent transferable, as listed on Section
 2.01(a)(x) of the Disclosure Schedule;

                  (xi) accounts receivable listed on Disclosure Schedule 2.01(a)(xi);

                  (xii) all software codes used for the specific purpose of interfacing Pharmakon to other hospital systems;

                  (xiii) all call tracking software; and

                  (xiv) except for the Excluded Assets, all Seller's right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used in the operation of the Business.

                  (b) Anything in Section 2.01(a) to the contrary notwithstanding, the Assets shall exclude the following assets owned by Seller, and the Seller shall not sell, assign, transfer, convey or deliver to Purchaser the following assets (the "Excluded Assets"):

                  (i)      all cash, cash equivalents and marketable securities;

                  (ii) all billed and unbilled accounts receivable and contract installments receivable of Seller (including the accounts receivable identified in Section 2.01(b)(ii) of the Disclosure Schedule, except those identified in
Section 2.01(a)(xi) of the Disclosure Schedule);

                  (iii) the consideration delivered by Purchaser to Seller pursuant to this Agreement;

                  (iv) Federal, state and local income and franchise tax credits and tax refund claims, any amounts due under tax sharing agreements and associated returns and records;

                  (v) Seller's franchise to be a corporation, its certificate of incorporation, corporate seal, stock books, minute books and other corporate records relate to the Seller's corporate organization and capitalization of Seller;

                  (vi) Any assets, properties, goodwill, rights and business used in any other lines of business of Seller, other than the Business;

                  (vii) The mainframe computer used by Seller which is owned by Seller's Affiliate and located in Englewood, Colorado;

                  (viii) All registered and unregistered U.S. and foreign trademarks, trade names, service marks or corporate names with respect to the names "Continental Healthcare Systems", "Continental", "Information Handling Services", "IHS Group", "IHS" or any variation thereof or any name or mark similar thereto;

                  (ix) All corporate accounting journals and corporate books of account;

                  (x)   All assets relating to employee benefit plans;

                  (xi) All insurance policies, rights to prepaid premiums and claims against insurers under such policies;

                  (xii) All prepayments (other than prepayments under service and maintenance contracts being assigned to and assumed by Purchaser to the extent such prepayments relate to work to be performed after the Closing);

                  (xiii) Communications routines used by both the Business, Matkon and other lines of business of Seller (the "Communications Software") (except as set forth in Section 5.18); and

                  (xiv)    all other assets of Seller other than the Assets.

         2.02 Assumption of Obligations. From and after the Closing, Buyer shall assume and thereafter perform and discharge all of Seller's Liabilities and obligations of future performance to the extent such Liabilities and obligations arise or become due after the Closing Date or remain to be performed after the Closing Date under the contracts, open purchase orders, leases, licenses and other agreements listed on Section 2.01(a)(ix) of the Disclosure Schedule (collectively, the "Assumed Liabilities" or "Assumed Contracts") (but not (i) Seller's obligations under any non-competition or non-disclosure agreement (ii) Seller's obligations to pay for services or goods delivered to Seller prior to the date hereof and (iii) Seller's obligations to perform work related to any of the matters which have been designated by Seller as "Deferred Revenues").

         2.03 Exclusion of Liabilities. Except as set forth in Section 2.02 or any other section of this Agreement, Purchaser is not, either directly or indirectly, by implication or otherwise, assuming or agreeing to pay, perform or discharge, as the case may be, any liability or obligation of Seller of any nature whatsoever (including known, unknown, absolute, contingent or otherwise), and whether or not arising out of, or relating directly or indirectly to, the operations of the Business on or prior to the Closing Date (the "Excluded Liabilities"), such Excluded Liabilities to include, without limitation:

                  (a) all Liabilities of Seller with respect to the Business, whether or not reflected in the Financial Statements, except for those obligations of Seller assumed by Purchaser pursuant to Section 2.02 above or any other section of this Agreement;

                  (b) all Taxes now or hereafter owed by Seller or any of its Affiliates, or attributable to the Assets or the Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date, or incurred by Seller and its Affiliates as a consequence of the negotiation or consummation of this Agreement and the Bill of Sale and transactions contemplated hereby and thereby;

                  (c) all Liabilities of Seller relating to or arising out of the Excluded Assets;

                  (d) all Liabilities of Seller to employees of Seller, whether or not employed by Purchaser after the Closing Date, including but not limited to (i) wages, salaries or other remuneration for services rendered prior to the Closing Date, accrued vacation time and sick days, (ii) pension, profit sharing or other employee benefits payable to such employees prior to the Closing Date, whether or not such employees are offered employment or become employees of, Purchaser, or (iii) employee claims or employer-related claims arising as a result of Seller's termination of a Seller employee on or prior to the Closing Date;

                  (e) all Liabilities of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of Seller's counsel, accountants and other experts;

                  (f) all  Liabilities  of Seller  relating to or arising out of
(i) any failure to comply with any applicable Environmental Law or any failure to procure any required Environmental Permit or (ii) any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit;

                  (g) all liabilities under commercial bulk sales law; and

                  (h) all product liability matters (i.e., claims for injury to any Person or damage to tangible property) that relate to products sold by Seller prior to Closing, unless such injury or damage is proven to have been caused by the negligence of Purchaser in servicing or updating the Products after the Closing Date.

         2.04     Purchase Price; Allocation of Purchase Price.

                  (a) The purchase price for the Assets shall be Eight Million Two Hundred Eighty One Thousand Four Hundred Three Dollars (US$8,281,403) (the "Purchase Price"), of which One Hundred Thousand ($100,000) has previously been paid to Seller. The Purchase Price will be payable as follows:

                           (i)    Two Million One Hundred Eighty One Thousand
Four Hundred Three Dollars ($2,181,403) in cash at Closing (subject to adjustment pursuant to Section 2.04(d)); and

                           (ii)   Six Million Dollars ($6,000,000) pursuant to a
 Secured Promissory Note substantially in the form of Exhibit 2.04(a) attached hereto (the "Note").

                  (b) As security for Purchaser's obligations under the Note, Purchaser will grant to Seller a security interest in all of Purchaser's assets, including the Assets acquired hereunder (subject to existing liens), pursuant to the Security Agreement and will grant Seller a security interest in the shares of JAC to be acquired by Purchaser pursuant to a Charge of even date herewith in the form of Exhibit 2.04(b)(i) attached hereto (the "Charge"). In addition, Mediware will guarantee Purchaser's obligations under the Note, through a pledge all of the shares of Purchaser pursuant to the Pledge Agreement and the execution and delivery of a Guaranty in favor of Seller in the form of Exhibit 2.04(b)(ii) (the "Guaranty").

                  (c) The Purchase Price shall be allocated among the Assets and as consideration for the Non-Competition Agreement as of the Closing Date in accordance with Exhibit 2.04(c). Any subsequent adjustments to the Purchase Price shall be reflected in the allocation hereunder in a manner consistent with Treasury Regulation ss. 1.1060-1T(f). Seller and Purchaser each shall file IRS Form 8594 (Asset Acquisition Statement under I.R.C. Section 1060) and for all Tax purposes, Purchaser and Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under Exhibit 2.04(c), and that none of them will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, investigation or otherwise.

                  (d) The cash  portion  of the  Purchase  Price  payable  under
Section 2.04(a)(i) above shall be reduced (i) to the extent that Seller has received any prepayments on customer service and maintenance contracts which Purchaser assumes for services to be performed after the Closing. As an example of the foregoing if a customer prepaid Seller One Thousand Dollars ($1,000) for maintenance for the month of June, the Purchase Price shall be reduced by 13/30 of such amount ($433.33).

         2.05 Closing Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

                  (a) the Bill of Sale and such other instruments of sale, conveyance, transfer and assignment, in form and substance satisfactory to Purchaser, as may be requested by Purchaser to transfer the Assets to Purchaser, evidence such transfer on the public records and vest in Purchase all of the properties, assets and rights to be sold, assigned or transferred to Purchaser hereunder;

                  (b) a receipt for the cash portion of the Purchase Price being paid at Closing;

                  (c) all of the Related Agreements required to be executed and delivered hereunder by Seller;

                  (d) a true and complete copy, certified by the Secretary or an Assistant Secretary of each of Continental and IHSG, of the resolutions duly and validly adopted by the Board of Directors of Continental and IHSG evidencing their authorization of the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby;

                  (e) a certificate of the Secretary or an Assistant Secretary of each of Continental and IHSG certifying the names and signatures of the respective officers of Continental and IHSG authorized to sign this Agreement and the Related Agreements and the other documents to be delivered hereunder and thereunder;

                  (f) the legal opinion of Stephen Green, counsel to Continental and IHSG, addressed to Purchaser, substantially in the form of Exhibit 2.05(f);

                  (g) full, actual and unimpeded possession of the Assets;

                  (h) a Sublease with respect to the Commerce Plaza Facility as contemplated by Section 5.01 hereof; and

                  (i) consents to the assignment of the contracts identified in
Section 2.05(i) of the Disclosure Schedule.

          2.06 Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to Seller:

                  (a) a wire transfer to an account designated by Seller in the amount of Two Million One Hundred Eighty One Thousand Four Hundred Three ($2,181,403) (less adjustments pursuant to Section 2.04(d)) representing the portion of the Purchase Price to be paid in cash at the Closing;

                  (b) the Note;

                  (c) all of the Related Agreements required to be executed and delivered hereunder by Purchaser and its Affiliates; and

                  (d) such instruments in form satisfactory to Seller, as may be reasonably requested by Seller to evidence the assumption of the Assumed Liabilities.

                  (e) a true and complete copy, certified by the Secretary or an Assistant Secretary of Purchaser, of the resolutions duly and validly adopted by the Board of Directors of Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

                  (f) a certificate of the Secretary or an Assistant Secretary of Purchaser certifying the names and signatures of the officers of Purchaser authorized to sign this Agreement and the Related Agreements and the other documents to be delivered hereunder and thereunder; and

                  (g) the legal opinion of Winthrop, Stimson, Putnam & Roberts, addressed to Seller and dated the Closing Date, substantially in the form of
Exhibit 2.06(g))


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

         As an inducement to Purchaser to enter into this Agreement, Seller and IHSG jointly and severally hereby represents and warrants to Purchaser as follows:

         3.01 Organization and Authority of Continental. Continental is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not adversely affect (i) the ability of Continental to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Related Agreements and (ii) the ability of Continental to conduct the Business. Continental has all requisite corporate power and authority to (i) conduct the Business as now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it and
(ii) enter into and carry out its obligations hereunder and under the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by Continental and the performance by Continental of its obligations hereunder and thereunder and the consummation by Continental of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Continental. This Agreement has been, and upon its execution the Related Agreements will be, duly executed and delivered by Continental, and (assuming due authorization, execution and delivery by IHSG and Purchaser) this Agreement constitutes, and upon its execution the Related Agreements will constitute, legal, valid and binding obligations of Continental enforceable against Continental in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         3.02 Organization and Authority of IHSG. IHSG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not adversely affect the ability of IHSG to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Related Agreements. IHSG has all requisite corporate power and authority to (i) to own or lease and operate the assets and properties now owned or leased and operated by it and (ii) carry out its obligations hereunder and under the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by IHSG and the performance by IHSG of its obligations hereunder and thereunder and the consummation by IHSG of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of IHSG. This Agreement has been, and upon its execution the Related Agreements will be, duly executed and delivered by IHSG, and (assuming due authorization, execution and delivery by Continental and Purchaser) this Agreement constitutes, and upon its execution the Related
Agreements will constitute, legal, valid and binding obligations of IHSG enforceable against IHSG in accordance with their respective terms, except that
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         3.03     No Conflict.

                  (a) Assuming that all consents, approvals, authorizations, orders, actions, filings and notifications required to assign any of the contracts listed in Section 2.01(a)(ix) have been obtained, the execution, delivery and performance by Seller of this Agreement and the Related Agreements do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of either Continental or IHSG, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to Seller or any of its assets, properties or businesses or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Seller is a party relating to or effecting the Business or by which any of such Assets is bound or affected.

                  (b) Seller has not violated any applicable statute, order, rule or regulation which would prevent the consummation of the transactions contemplated herein.

         3.04     Consents and Approvals.

                   (a) The execution, delivery and performance by Seller of this Agreement and the Related Agreements do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

                  (b) The execution and delivery of this Agreement and the Related Agreements by Seller do not, and the performance by Seller of this Agreement and the Related Agreements will not, require any third-party consents, approvals, authorizations or actions on the part of Seller, except (i) consents required to assign any of the contracts listed on Schedule 2.01(a)(ix) or (ii) where failure to obtain such consents, approvals, authorizations or actions would not have a Material Adverse Effect.

         3.05 Financial Information; Books and Records. True and complete copies of (i) the audited financial statements of Pharmakon for each of the two fiscal years ended November 30, 1994 and November 30, 1995, together with all related notes and schedules thereto, accompanied by the reports thereon of Richard A. Eisner and Company, LLP, (the "Audited Financial Statements") and (ii) the unaudited financial information of Pharmakon for the five months ended April 30, 1996 (the "Unaudited Financial Information") (collectively, the "Financial Statements"), are attached as Section 3.05 to the Disclosure Schedule. The Audited Financial Statements (i) were prepared in accordance with the books of account and other financial records of Pharmakon (ii) present fairly in all material respects the financial condition and results of operations of Pharmakon as of the dates thereof or for the period covered thereby and (iii) have been prepared in accordance with U.S. GAAP applied on a consistent basis. The Unaudited Financial Information was prepared on a basis consistent with the Audited Financial Statements and include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the Unaudited Financial Information as of the date thereof.

         3.06 No Undisclosed Liabilities. There are no Liabilities of Pharmakon required to be reflected or reserved against in a balance sheet of Pharmakon prepared in accordance with U.S. GAAP other than (i) Liabilities reflected or reserved against on the balance sheet at April 30, 1996 included in the Financial Statements, (ii) Liabilities reflected in the other Sections of the Disclosure Schedule and (iii) Liabilities incurred since April 30, 1996 in the ordinary course of the Business, which will not have a Material Adverse Effect. Reserves are reflected on the Financial Statements against all Liabilities of Seller, other than Liabilities relating to the Excluded Assets and Excluded Liabilities, in amounts that have been established in accordance with U.S. GAAP.

         3.07     Inventories.

                  (a) Seller presently has good and valid title to the Inventories free and clear of all Encumbrances (except Permitted Encumbrances) and at the Closing Seller will deliver to Purchaser good and marketable title to the Inventories free and clear of all Encumbrances (except Permitted Encumbrances and except for the lien of Seller contemplated by the Related
Agreements). The Inventories listed on the balance sheet at April 30, 1996 included in the Financial Statements do not include items that are obsolete, damaged or slow-moving. The Inventories do not consist of any items held on consignment.

                  (b) The Inventories listed on the balance sheet at April 30, 1996 included in the Financial Statements are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended.

         3.08 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Except as set forth in Section 3.08 of the Disclosure Schedule, since November 30, 1995, the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except such as would not have a Material Adverse Effect, since November 30, 1995, Seller has not, with respect to the Business, and other than in the ordinary course of the Business consistent with past practice;

               (i) permitted or allowed any of the Assets (whether tangible or intangible) to be subjected to any Encumbrance;

               (ii) written up (or failed to write down in accordance with U.S. GAAP consistent with past practice) the value of any Inventories or revalued any assets of Seller;

               (iii) made any change in any method of accounting or accounting practice or policy used by Seller adversely affecting any of the Assets, other than such changes required by U.S. GAAP;

               (iv) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property), other than the sale of Inventories in the ordinary course of the Business consistent with past practice;

               (v) failed to pay any creditor of the Business any amount owed to such creditor when due;

                  (vi) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent) or permitted to lapse or go abandoned any of the Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, Seller has any right, title, interest or license;

                  (vii) allowed any Permit that was issued or relates to Seller or otherwise relates to the Business to lapse or terminate or failed to renew any insurance policy or Permit that is scheduled to terminate or expire on or prior to the Closing Date;

               (viii) had knowledge of any labor trouble involving any union or other group of employees connected with the Business;

                  (ix) increased the salaries, benefits or other compensations of, made any advances or loan to, any of its officers or employees connected with the Business, except for increases consistent with Seller's past practices; or

                  (x) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.08 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights with respect to any of the actions specified in this
         Section 3.08, except as expressly contemplated by this Agreement and the Related Agreements.

         3.09 Litigation. Except as set forth in Section 3.09 of the Disclosure Schedule, there are no Actions by or against Seller which affect any of the Assets or the Business pending or, to the best knowledge of Seller, threatened, which, if decided adversely against Seller or its Affiliates, would have a Material Adverse Effect. Neither Seller nor any of the Assets is subject to any Governmental Order relating to the Business or the Assets (nor, to the best knowledge of Seller after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) or which would adversely affect the ability of Seller to execute, deliver and carry out its obligations under this Agreement and the Related Agreements. There are no Actions pending or, to the best knowledge of Seller, threatened against Seller or IHSG before any Governmental Authority which questions or challenges the validity of this Agreement, any of the Related Agreements, or any of the actions to be taken hereunder or thereunder.

         3.10 Compliance with Laws. Seller has used the Assets and conducted and continues to conduct the Business in all material respects in accordance with all Laws and Governmental Orders applicable to Seller, any of the Assets, or the Business, and Seller is not in material violation of any such Law or Governmental Order. Section 3.10 of the Disclosure Schedule sets forth a brief description of each Governmental Order currently directed towards Seller with respect to the conduct of the Business or any of the Assets, and no such Governmental Order will have or has had a Material Adverse Effect.

         3.11     Permits.

                  (a) Seller currently holds all material permits, licenses, authorizations, certificates, exemptions, agreements, waivers and approvals of Governmental Authorities, including, without limitation, all material health, safety and Environmental Permits (collectively, "Permits"), necessary or proper to own, lease, use and operate the Assets and for the conduct of the Business. All such Permits are valid and in full force and effect, and no suspension, cancellation or other limitation of any of the Permits is pending or to the best knowledge of Seller, threatened. Seller has not received any notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any Law. Seller is in all material respects in compliance with all Permits and all applicable Laws.

                  (b)   Seller   has  all   authorizations   from   Governmental
Authorities, creditors and other third parties necessary for it to execute, deliver, consummate and perform this Agreement and the Related Agreements.

         3.12     Material Contracts.

                  (a) The contracts, agreements, licenses, leases and sales and purchase orders listed in Section 2.01(a)(ix) of the Disclosure Schedule and
Section 3.12(a) of the Disclosure Schedule are all of the contracts, agreements, licenses, leases and sales and purchase orders to which Seller is a party to or by which Seller is bound applicable to the operation of the Assets and the conduct of the Business (other than contracts which involve amounts of less than $5,000), including, without limitation (i) any contract for the purchase, sale or lease of real property; (ii) any contract for the lease or sublease of Tangible Personal Property, under which Seller's undischarged obligations exceed $5,000; (iii) any contract for the purchase or sale of raw materials, commodities, merchandise, supplies, other materials or Tangible Personal Property or for the furnishing or receipt of services which have not been received by Seller and calls for performance over a period of more than thirty
(30) days and involves more than the sum of $5,000; (iv) any material distributor, dealer, manufacturer's representative, sales, agency or advertising contract; (v) any customer contract which involves more than the sum of $5,000; and (vii) any other material contract to which Seller is a party to or by which Seller is bound, whether or not made in the ordinary course of business, which affects the Assets or the Business. Such contracts and agreements, together with all agreements relating to Intellectual Property set forth in Section 3.13(a) of the Disclosure Schedule, being "Material Contracts").

                  (b) Each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement and the Related Agreements, except to the extent that any required consents to assignment are not obtained, shall continue in full force and effect without penalty or other Material Adverse Effect. Except (i) as set forth in Section 3.12(b) of the Disclosure Schedule and (ii) unfulfilled obligations of Seller which relate to items designated by Seller as "Deferred Revenues", Seller is not in material breach of, or default under, any Material

Contract.  To the best  knowledge  of  Seller,  no other  party to any  Material
Contract is in breach thereof or default thereunder. There is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the Assets.

                  (c) Seller has not received any written notice or, to the best knowledge of the members of the Executive Management Committee of Seller, any non-written notice, of cancellation or termination of any Material Contract. The Executive Management Committee of Seller is comprised of the heads of each of Seller's departments.

                  (d) The leases of real estate set forth on Disclosure Schedule 2.01(a)(ix) are all of the leases of real property to which Seller is a party with respect to all of the premises used in Seller's operation of the Business. All of such leases are in full force and effect and in good standing, valid and enforceable by Seller in accordance with its terms. The leases and operation of the Business as currently conducted are not in violation of any applicable certificate of occupancy or zoning or in material violation of other laws, local, state or federal. No event has occurred which, with notice or lapse of time or both, would constitute a default by Seller under any such lease.

         3.13     Intellectual Property.

                  (a) Section 3.13(a) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a complete identification, of all Patents, Trademarks and Registered Copyrights owned or licensed by Seller and used in the Business. In each registration or patent or application for registration or patent listed in Section 3.13(a) of the Disclosure Schedule held by assignment, the assignment has been recorded with the state or national Trademark Office from which the original registration issued or before which the application for registration is pending. The rights of Seller in or to such Intellectual Property owned by Seller do not conflict with or infringe on the rights of any other Person and Seller has not received any written claim or notice from any Person to such effect. Seller is not subject to any Governmental Order or agreement restricting its use of the Intellectual Property, except for such restrictions contained in Intellectual Property licensed from third parties, which licensed Intellectual Property (other than "off the shelf" software such as word processing and spreadsheet programs) is listed in Section 3.13(a) of the Disclosure Schedule.

                  (b) The Intellectual Property owned by Seller is free and clear of any Encumbrance. No Actions have been made or asserted or are pending or, to the best knowledge of Seller, threatened against Seller either (i) based upon or challenging or seeking to deny or restrict the use by Seller of any of the Intellectual Property or (ii) alleging that any services provided, or products manufactured or sold by Seller in connection with the Business are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. To the best knowledge of Seller, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that infringe upon the Intellectual Property owned by Seller or upon the rights of Seller used in the Business. Seller has not granted any license or other right to any other Person with respect to the Intellectual

Property except for licenses of software to customers. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned by Seller.

                  (c) Seller has, or has caused to be, made available to Purchaser correct and complete copies of all licenses and sublicenses for Intellectual Property licensed from third parties set forth in Section 3.13(a) of the Disclosure Schedule and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

                  (i) such license or sublicense, together with all ancillary documents made available pursuant to the first sentence of this Section 3.13(c), is valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

                  (ii) subject to obtaining any necessary consent to assignment from the licensor, such license or sublicense will not cease to be valid, binding, enforceable and in full force and effect on the terms currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

                  (iii) with respect to each such license or sublicense; (A) Seller has not received any notice of cancellation or termination under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of Seller thereunder, (B) Seller has not received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and (C) Seller has not granted to any other Person any rights, adverse or otherwise, under such license or sublicense (except for licenses of software to customers);

                  (iv) neither Seller nor to the best knowledge of Seller, any other party to such license or sublicense, is in breach or default in any material respect, and no event has occurred with respect to Seller, or to the best knowledge of Seller, such other party, that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

                  (v) no Actions have been made or asserted or are pending or, to the best knowledge of Seller, threatened against Seller either (A) based upon or challenging or seeking to deny or restrict the use by Seller of any of the licensed Intellectual Property or (B) alleging that any licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and

                  (vi) to the best knowledge of Seller, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that infringe upon the Seller's use of the licensed Intellectual Property or upon the rights of Seller therein.

                  (d) Seller is not aware of any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

                  (e) All rights of Seller in each item of Intellectual Property owned by Seller are transferable to Purchaser as herein contemplated. As a result of the transactions contemplated hereby, upon the Closing, subject to obtaining necessary consents to transfer licensed Intellectual Property, Purchaser shall own or possess, or own or possess adequate and enforceable licenses, sublicenses or other rights to use, all the Intellectual Property.

                  (f) Other than "off the shelf" software, the Intellectual Property set forth in Sections 3.13(a) of the Disclosure Schedule constitutes all the Intellectual Property used in or held by Seller to be used in, and necessary in the conduct of, the Business as currently conducted and there are no other items of Intellectual Property that are material to Seller or the Business.

         3.14 Tangible Personal Property. Section 2.01(a)(ii) of the Disclosure Schedule lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property (the "Tangible Personal Property") used in the Business and owned by Seller.

         3.15     Assets.

                  (a) Seller owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Intellectual Property and the Tangible Personal Property, used in the conduct of the Business and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used by Seller in or relating to the conduct of the Business. Seller has good and valid title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except Permitted Encumbrances.

                  (b) At all times since November 30, 1995, Seller has caused the Assets to be maintained in accordance with good business practice, and all items of the Tangible Personal Property are in good operating condition and repair, subject to ordinary wear and tear, and are suitable for the purposes for which they are used and intended.

                  (c) Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Assets to Purchaser without penalty or other adverse consequences (subject to consents necessary for assignment of contracts). Following the consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated by this Agreement, Purchaser will own, with good and valid title, or lease, under valid and subsisting leases, or otherwise acquire the interests of Seller in the Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement (subject to consents necessary for assignment of contracts).

                  (d) The Assets, taken as a whole, are sufficient for the continuation of the Business as now conducted by Seller, subject to replacement by Purchaser of the Excluded Assets.

                  (e) There are no claims with insurers currently pending with respect to any of the Assets.

         3.16 Customers. Listed on Section 3.16 to the Disclosure Schedule are the names of all current maintenance customers of the Business and the amount each such customer is currently invoiced for support services and maintenance. Except as set forth on Section 3.16 to the Disclosure Schedule, Seller has not received any written notice or, to the best knowledge of the members of Seller's Executive Committee, any non-written notice, that any material customer of Seller has ceased, or intends to cease, to use the products, equipment, goods or services of the Business.

         3.17     Employee Benefit Matters.

                  (a) Plans and Material Documents. Section 3.17(a) of the Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which Seller is a party, with respect to which Seller has any obligation or which are maintained, contributed to or sponsored by Seller for the benefit of any current or former employee, officer or director of Seller (collectively, the "Plans"). Each Plan is in writing and Seller has made available to Purchaser a complete and accurate copy of each Plan and all other material documents prepared in connection with, or relating to legal compliance or the material terms or funding of such Plans. Seller does not have any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any

Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Absence of Certain Types of Plans. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which Seller could incur liability under Section 4063 or 4064 of ERISA. None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates Seller to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code (other than payment of severance benefits to certain employees of the Business who are not offered employment by Purchaser). Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

                  (c) Compliance with Applicable Law. Each Plan is now and always has been operated in all respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code. Seller has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No legal action, suit or claim is pending, or to the best of Seller's knowledge, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

                  (d) Absence of Certain Liabilities and Events. Seller has not incurred. and no event, transaction or condition has occurred or exists that could result in the occurrence of any liability to the Pension Benefit Guaranty Corporation or any withdrawal liability within the meaning of Section 4201 of ERISA, or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, in any such case relative to any Plan or any pension plan maintained by any company that would be treated as a single employer with Seller under Section 4001 of ERISA or Section 414 of the Code.

                  (e) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates as prescribed by any such Plan and applicable Law. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance. As of the Closing Date, no Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA). The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits payable to or in respect of any employee of Seller with respect to the Business.

                  (f) Workers Adjustment and Retraining Notification Act. The requirements of the Workers Adjustment and Retraining Notification Act do not apply to the transactions contemplated by this Agreement.

         3.18 Labor Matters. (a) Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seller in the Business and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit with respect to employees of Seller which could affect the Business; (b) there are no strikes, slowdowns or work stoppages pending or, to the best knowledge of Seller, threatened between Seller and any of its employees, and Seller has not experienced any such strike, slowdown or work stoppage within the past three years; (c) Seller has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against Seller under any such agreement or contract that could have a Material Adverse Effect; (d) there are no unfair labor practice complaints pending against Seller before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of Seller; (e) Seller is currently in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Seller and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) Seller has paid in full to all its employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or over-time pay that has been asserted or is now pending or, to the best knowledge of Seller, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by Seller with respect to the Business; (h) Seller is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the best knowledge of Seller, threatened with respect to the Business; and (j) except as set forth in
Section 3.18 of the Disclosure Schedule, there is no charge of discrimination in employment or employment practices by any employee of Seller with respect to the Business, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the best knowledge of Seller, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Seller has employed or currently employs any Person.

         3.19 Employees. All directors, officers, management employees, and technical and professional employees of Seller with respect to the Business have executed employee confidentiality agreements substantially in the form attached as Section 3.19 of the Disclosure Schedule, except as set forth in Section 3.19 of the Disclosure Schedule.

         3.20     Taxes.

                  (a)(i) All returns and reports in respect of Taxes required to be filed with respect to Seller or the Business have been timely and properly filed (or filing extensions applied for), except for filings in jurisdictions where the failure to file would not have a Material Adverse Effect, or result in the creation of any Encumbrance; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports are true, correct and complete in all material respects;
(iv) there are no Tax liens on any assets of Seller or of the Business except Permitted Encumbrances; (v) since November 30, 1995, Seller has not, nor have any of its Affiliates, made, or caused or permitted to be made, any Tax election that would affect the Business.

                  (b) On April 30, 1996, reserves and allowances have been provided adequate to satisfy all Liabilities for Taxes relating to Business for periods through the Closing Date (without regard to the materiality thereof).

                  (c) To the extent that any sales and use taxes that may be levied or imposed by any state, county, city or other political subdivision in respect of any sales made by Seller prior to the Closing have not been fully paid, satisfied, and discharged by Seller at or prior to the Closing, then Seller will pay, satisfy and discharge the same following the Closing as required by applicable law.

         3.21     Insurance.

                  (a) Through the Closing Date, the Assets and all material risks of the Business and Seller are covered by valid and currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance), issued in favor of Seller, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Seller. Section 3.21(a) of the Disclosure Schedule sets forth all such policies or binders held by or on behalf of Seller currently in effect (specifying the insurer, the policy number or covering note number with respect to binders, and describing each open claim thereunder, and specifying the aggregate limits of liability thereunder). Each such insurance policy and binder is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect. Neither Seller nor any Person holding any such policy or binder is in breach or default with respect to any provision contained in any such policy or binder, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under the policy, nor has Seller or any such policyholder failed to give any notice of any claim under any such policy or binder in due or timely fashion. Neither Seller nor any such policyholder has cancelled or failed to renew any such policy or binder, has knowledge of any material inaccuracy in any application for such policies or binders, has failed to pay premiums when due, has knowledge of any similar state of facts that might form the basis for termination of any such insurance, or given notice of any such circumstance.

                  (b) At the time of the Closing, all insurance policies currently in effect will be outstanding and duly in force.

         3.22     Full Disclosure.

                  (a) No representation or warranty of Seller in this Agreement, any of the Related Agreements nor any statement or certificate furnished to Purchaser on the date hereof pursuant to this Agreement, or furnished to Purchaser on the date hereof in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                  (b) Seller has made available to Purchaser true, correct and complete copies of all documents, including all amendments, supplements or modifications thereof or waivers currently in effect thereunder, described in any Disclosure Schedule.

         3.23 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Related Agreements based upon arrangements made by or on behalf of Seller, except obligations of Purchaser to Quadrocom, which shall be paid by Purchaser.

         3.24 Accounts Receivables. Section 2.01(a)(xi) of the Disclosure Schedule sets forth a true and complete list of all of the accounts receivable included in the Assets. All of such accounts receivable arose from the sale of inventory or services to persons, corporations, partnerships or other entitles not affiliated with Seller or IHSG and in the ordinary course of business consistent with past practice. It is understood that Seller has written off such accounts receivable and no representation is made regarding whether such receivables are collectible.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

                  As an inducement to Seller and IHSG to enter into this Agreement, Purchaser hereby represents and warrants to Seller and IHSG as follows:

         4.01 Organization and Authority of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to enter into this Agreement and the Related Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been, and upon their execution the Related Agreements will be, duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Continental and IHSG) this Agreement constitutes, and upon their execution the Related Agreements will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.02 No Conflict. The execution, delivery and performance by Purchaser of this Agreement and the Related Agreements do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser is a party or by which any of such assets or properties is bound or affected, which would have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

         4.03     Consents and Approvals.

                  (a) The execution, delivery and performance of this Agreement and the Related Agreements to which it is a party by Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

                  (b) The execution and delivery of this Agreement and the Related Agreements by Purchaser do not, and the performance by Purchaser of this Agreement and the Related Agreements will not, require any third-party consents, approvals, authorizations or actions on the part of Purchaser.

         4.04 Litigation. No Action by or against Purchaser is pending or, to the best knowledge of Purchaser, threatened, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect Purchaser's ability to consummate the transactions contemplated by this Agreement and the Related Agreements.

         4.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

         4.06 Full Disclosure. No representation or warranty of Purchaser in this Agreement, any of the Related Agreements, nor any statement or certificate furnished to Seller on the date hereof pursuant to this Agreement, or furnished to Seller on the date hereof in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.01     Facilities.

                  (a) At Closing, Purchaser and Seller shall enter into a Sublease for a portion of the Commerce Plaza Facility. Seller shall exercise its best efforts to obtain the consent of the landlord of the Commerce Plaza Facility to such sublease and will promptly advise Purchaser of the status of such negotiations upon Purchaser's request. Seller will take all actions necessary to make the portion of the Commerce Plaza Facility which is to be sublet to Purchaser operational and with all necessary permits and permissions. Among other things, Seller will be responsible for engineering and architect fees, moving costs, constructing walls, dividing utility services and the like required to separate the portion of the premises subject to the Sublease from the remainder of the premises leased by Seller, will obtain any necessary consents and permits, and will absorb all other costs associated with the division of the Commerce Plaza Facility. Seller will use its best efforts to cause the Landlord to complete the installation of the dividing wall at the Commerce Plaza Facility as promptly as practicable from the date hereof.

                  (b) At Closing, Purchaser shall assign or sublease to Seller all of its rights under the Warehouse Lease and, if necessary, obtain the consent of the landlord of such facility to such assignment. Such assignment shall be subject to the agreement of Seller allowing ESI, without cost, until June 27, 1996 to vacate the warehouse.

         5.02     Employees.

                  (a) Purchaser will have the opportunity to recruit any of the individuals presently working for Seller in the Business for employment with Purchaser, although Purchaser shall have no express or implied obligation to offer employment to any employee of Seller engaged in the Business, but may do so in its sole discretion and option. Purchaser hereby undertakes to extend an offer in a fashion consistent with its existing employment practices to each of the employees it intends to hire. Seller and Purchaser will work together and coordinate activities in this area.

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



A list of those employees to whom Purchaser intends to offer employment is attached as Section 5.02(a) of the Disclosure Schedule.

                  (b) Purchaser does not assume any liability or obligation of Seller of any nature with respect to any of the employees of Seller or any financial liability of Seller or any of its Affiliates for salary, wages, fringe benefits or severance pay or other amounts due any such employee, if any, for services performed for Seller or any of its Affiliates prior to the Closing Date or for severance payments to any such employee of Seller or any of its Affiliates not hired by Purchaser. Seller agrees to make all such payment due such employees. Seller agrees to pay and Purchaser agrees to reimburse Seller for Seller's obligations for accrued vacation pay in the aggregate amount of $67,644 owed to the employees of Seller being hired by Purchaser.

                  (c) Certain of Seller's employees at the supervisory level and above who are being hired by Purchaser identified on Section 5.02(c) of the Disclosure Schedule have special bonus arrangements granted by Seller. Seller will at its cost and expense pay all amounts due under such bonus arrangements or reach other accommodations with respect thereto with the employees involved subsequent to Closing.

         5.03     Transition Services.

                  (a) Seller shall allow Purchaser to utilize its Affiliate's mainframe computer located in Englewood, Colorado for the purpose of realtime software programming, software compiling and the distribution of compiled software pursuant to the agreement entered into by the parties attached as
Exhibit 5.03(a).

                  (b) Seller will provide payroll services for the employees for a period of up to two months following the Closing Date at Purchaser's request. In that respect, Seller will pay each of the employees of the Business hired by Purchaser in accordance with Purchaser's instructions and Purchaser will promptly reimburse Seller for all such payments.

                  (c) If required by Purchaser, Seller will make available to Purchaser Seller's accounting and other computer systems for a reasonable transition period on terms to be negotiated in good faith by the parties.

                  (d) Seller and IHSG will make available to Purchaser at no cost the services of Darold Stagner for a period of three months following Closing to assist Purchaser with transitional matters. Mr. Stagner will devote to Purchaser all of his business time during the first month following the Closing and half of his business time during the second and third months following the Closing.

         5.04 Non-Competition. At Closing Seller and IHSG shall execute and deliver to Purchaser a Non-Competition Agreement substantially in the form of
Exhibit 5.04 attached hereto.

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




         5.05 Use of Name. Certain of Seller's inventory carries the name "Continental Healthcare Systems" in such a fashion that it can be neither obliterated nor covered over. Seller hereby grants Purchaser an irrevocable, limited, royalty-free license to use such name on that inventory until the inventory is sold. In addition, certain brochures, advertising material, price lists and similar marketing materials may carry Continental's name or logo. Seller and Purchaser will determine whether it is feasible and, if so, practical and economic to change or cover over that name or logo, or whether it is advisable for the existing material to be used up or used only until Purchaser has replacement materials available. If it is not practical and economic to change or cover over such materials, the license granted to Purchaser herein shall be extended to cover such brochures, advertising material, price lists and similar marketing materials until such materials are used up but in no event later than six months after the Closing Date.

         5.06 Shared Assets.  The parties  acknowledge that the assets listed on
Section 5.06 of the Disclosure Schedule have been used in the Business but were sold to the purchaser of Seller's Matkon Division. To the extent any of such assets are necessary for the operation of the Business as previously conducted by Seller, Seller shall, promptly after the Closing, if it has not done so previously, purchase for Purchaser replacements for such assets which shall be in good working order and sufficient for Purchaser to operate the Business as currently conducted..

         5.07     Access to Information.

                  (a) In order to facilitate the resolution of any claims made against or incurred by Seller with respect to the Business on or prior to the Closing Date and for any other reasonable business purposes, for a period of seven years after the Closing, Purchaser shall (i) retain the books and records of Seller which are transferred to Purchaser pursuant to this Agreement relating to periods on or prior to the Closing Date and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Seller reasonable access (including the right to make, at Seller's expense, photocopies), during normal business hours, to such books and records.

                  (b) In order to facilitate the resolution of any claims made by or against or incurred by Purchaser after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, Seller shall (i) retain all books and records of Seller which are not transferred to Purchaser pursuant to this Agreement and which relate to the Business for periods on or prior to the Closing Date and which shall not otherwise have been delivered to Purchaser and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Purchaser reasonable access (including the right to make, at Purchaser's expense, photocopies), during normal business hours, to such books and records. Upon the reasonable request of Purchaser in writing, Seller agrees, for a period of two years following the Closing, to make available its employees and officers, and to the extent possible, its attorneys, accountants, agents and other representatives, for the purpose of giving testimony or such other reasonable assistance as Purchaser may reasonably require for the preparation and defense or prosecution of any claim, action or other proceeding against any third party relating to the Business or any of the Assets. Seller's reasonable costs and expenses in connection therewith shall be reimbursed by Purchaser.

         5.08     Confidentiality.

                  (a) Seller and IHSG agree to (i) treat and hold as confidential (and not disclose or provide access to any Person to) all Confidential Information relating to the Intellectual Property and any other
Confidential Information with respect to the Business, (ii) in the event that Seller or any agent, representative, Affiliate, employee, officer or director of Seller becomes legally compelled to disclose any such information, provide Purchaser with prompt written notice of such requirement so that Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.08, (iii) in the event that such protective order or other remedy is not obtained, or Purchaser waives compliance with this Section 5.08, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information, and (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to Purchaser any and all copies (in whatever form or medium) of all such Confidential Information with respect to the Business then in the possession or control of Seller or IHSG and destroy any and all additional copies then in the possession or control of Seller or IHSG of such Confidential Information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any Confidential Information that, at the time of disclosure, is or becomes available publicly and which Seller can prove by written evidence was not disclosed in breach of this Agreement by Seller, or any of its agents, representatives, Affiliates, employees, officers or directors. Seller and IHSG agree and acknowledge that remedies at Law for any breach of its obligations under this Section 5.08 are inadequate and that Purchaser will suffer irreparable harm as the result of such breach. Accordingly, in addition to all other remedies available to Purchaser, Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of monetary damages and Seller and IHSG will not raise as a defense that Purchaser has an adequate remedy at law. The provisions of this Section 5.08 shall survive the execution of this Agreement and the Closing.

                  (b) For the purpose of this Agreement, Confidential Information means all tangible forms of confidential information, including, without limitation, product information, technical information, drawings, blueprints, designs, parameters of design, monographs, specifications, flowsheets, sketches, descriptions, technical data source codes, object codes, customer lists, pricing data and other tangible material related thereto.

         5.09     Use of Intellectual Property.

                  (a) From and after the Closing, Seller shall not use any of the Intellectual Property owned by Seller that is included in the Assets.


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



                  (b) As promptly as practicable following the Closing, Seller shall remove or obliterate any Trademarks from letterheads and other materials remaining in its possession or under its control, and Seller shall not use or put into use after the Closing any materials that bear any trademark, service mark, trade dress, logo, trade name or corporate name contained in the Intellectual Property.

         5.10     Taxes.

                  (a) Seller shall be liable for and shall hold Purchaser harmless against any real property transfer or gains, sales, use, income, transfer, and value added taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the actions contemplated by this Agreement. Purchaser shall execute and deliver all instruments and certificates necessary to enable Seller to comply with the foregoing.


                  (b) From and after the date of this Agreement, Seller shall not without the prior written consent of Purchaser (which may, in its sole and absolute discretion, withhold such consent) make, or cause to permit to be made, any Tax election that would affect the Business or the Assets.

         5.11 Bulk Transfer Laws. Purchaser waives compliance by Seller with the requirements of all applicable bulk sale, bulk transfer or similar laws in all jurisdictions. Pursuant to Article VI, Seller has agreed to indemnify Purchaser against any and all liabilities which may be asserted by third parties against Purchaser as a result of Seller's noncompliance with any such law.

         5.12 Consents to Assignments. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any of the Assumed Contracts if any attempted assignment or transfer thereof, without the consent of a third party thereto, would constitute a breach thereof. If such consent is not obtained, or if an attempted assignment thereof would be ineffective, Continental and Purchaser (i) shall cooperate in endeavoring to obtain such consent promptly at no cost to either party and (ii) if any such consent is unobtainable, shall cooperate in any reasonable arrangement designed to provide Purchaser the benefits under any such Assumed Contract to the same extent as if it had been assigned to Purchaser and, subject to reaching such accommodation, Purchaser shall perform the obligations under the Assumed Contract.

         5.13 No Infringement. Seller, on behalf of itself and its Affiliates, covenants and agrees not to claim or contend hereafter at any time against Purchaser and its successors that the Business as currently conducted infringes in any respect any patent (or patent which may hereafter be issued on any existing patent application or technology) which is owned or controlled by Seller or its Affiliates as of the date of this Agreement and which is not conveyed hereunder.


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



         5.14 Further Action. Each party shall use its best efforts to perform or comply with, and to cause others to perform or comply with, all of the terms and conditions set forth in this Agreement. Each of the parties hereto shall its best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Related Agreements and consummate and make effective the transactions contemplated by this Agreement and the Related Agreements.

         5.15 Nondisclosure Assistance. Seller, at Purchaser's request and expense, will enforce violations of any nondisclosure or confidentiality obligations or covenants related to the Business, as may be contained in any agreement made by any person with or in favor of Seller.

         5.16 Mail. After the Closing Date and for a period of one year thereafter, Purchaser shall remit to Seller all mail that does not relate to the Business or the Assets and Seller shall remit to Purchaser all mail that relates to the Business (other than the Excluded Assets), Assets and obligations of Seller being assumed by Purchaser hereunder.

         5.17 Communications Software License. Continental hereby grants to Purchaser a nonexclusive, perpetual, royalty-free, transferable right and license to use the Communications Software, with the right to grant sublicenses.


                                   ARTICLE VI

                                 INDEMNIFICATION

         6.01 Survival of Representations and Warranties. All representations and warranties shall survive the Closing for a period of two years from the date hereof.

         6.02 Indemnification by Continental and IHSG. Purchaser, its Affiliates, and their respective stockholders, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by each of Continental and IHSG, jointly and severally, for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments, penalties, assessments, audits and investigations (including, without limitation, attorneys', auditors' and consultants' fees and expenses) ("Losses") actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) arising out of or resulting from:

               (i) the breach of any representation or warranty made by Continental or IHSG contained in the Acquisition Documents;

               (ii) the breach of any covenant or agreement by Continental or IHSG contained in the Acquisition Documents;

                  (iii) Liabilities arising from or relating to the ownership of the Business by Seller or actions or inactions of Seller with respect thereto or the conduct of the Business prior to the Closing (including, but not limited to, (a) Liabilities resulting from claims of third parties, (b) Liabilities arising from or related to any failure to comply with Laws relating to bulk transfers or bulk sales with respect to the transactions contemplated by this Agreement and (c) the Excluded Liabilities), other than the Assumed Liabilities and Liabilities assumed by Purchaser under the Related Agreements; and

                  (iv) Liabilities, whether arising before or after the Closing Date, arising from or relating to any Environmental Law.

         6.03 Indemnification by Purchaser. Each of Continental and IHSG and its Affiliates and their respective stockholders, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Purchaser for any and all Losses arising out of or resulting from:

               (i) the breach of any representation or warranty made by Purchaser contained in the Acquisition Documents;

               (ii) the breach of any covenant or agreement by Purchaser contained in the Acquisition Documents; or

               (iii) any and all Losses arising from or relating to the ownership of the Business by Purchaser or actions or inactions of Purchaser with respect thereto or the conduct of the Business after the Closing, except any such Losses for which Seller is required to indemnify Purchaser pursuant to Section 6.02

         6.04     Indemnification Procedures Involving Only Seller and
Purchaser.

                  (a) Any Person seeking indemnification under this Article VI (an "Indemnified Party") shall give prompt notice to the party or parties from whom such indemnification is sought (the "Indemnifying Party"), stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnifying Party under this Article VI with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VI ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 15 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VI. If the Indemnifying

Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice (subject to the consent of the Indemnified Party to such counsel, such consent not to be unreasonably withheld) if it gives notice of its intention to do so to the Indemnified Party within five Business Days of the receipt of such notice from the Indemnified Party; provided, however, that (i) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party, (ii) the Indemnifying Party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of the Indemnified Party or settle such action without first obtaining the consent of the Indemnified Party, which consent will not be unreasonably withheld, except for settlements solely covering monetary matters for which the Indemnifying Party has acknowledged responsibility for payment; (iii) the Indemnifying Party shall permit the
Indemnified  Party  (at the  Indemnified  Party's  sole  cost  and  expense)  to participate in such settlement or defense through counsel chosen by the Indemnified Party and (iv) the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any loss resulting from such claim and all related expenses incurred by the Indemnified Party, except for those costs expressly assumed by Indemnified Party hereunder. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party.

                  (b) To the extent that the undertakings of the Indemnifying Party set forth in this Article VI may be unenforceable, Continental, IHSG or Purchaser, as the case may be, shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by Continental, IHSG or Purchaser, as the case may be.

                  (c) The provisions of Section 7.11 below shall govern any dispute between the parties with respect to their respective rights and obligations under this Article VI.

         6.05 Limitation on Indemnification. Notwithstanding anything to the contrary in Section 6.02, an Indemnifying Party shall not be required to make any payment with respect to indemnification pursuant to Sections 6.02 or
6.03 for breach of warranty or misrepresentation


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until  the  Indemnified  Party's  aggregate  amount of Losses  for  breaches  of warranty and misrepresentations exceeds on a cumulative basis Fifty Thousand Dollars ($50,000). In such case, the Indemnifying Party will be responsible for all Losses incurred by the Indemnified Party, including but not limited to the first Fifty Thousand Dollars ($50,000) thereof.



                                   ARTICLE VII

                               GENERAL PROVISIONS

         7.01 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         7.02 Notices. All notices, requests, waivers, claims, demands and other communications which are required or permitted hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service for which a written receipt is given, by cable, by telecopy (providing evidence of receipt and providing a confirming copy is delivered by one of the other methods permitted by this
Section 7.02), by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

                  (a)      if to Seller or IHSG:

                           Information Handling Services Group, Inc.
                           15 Inverness Way East
                           Englewood, Colorado 80112
                           Telecopy No.: (303) 792-9034
                           Attention:  President

                           with a copy to:

                           TBG Services, Inc.
                           565 Fifth Avenue
                           New York, NY 10017
                           Telecopy No.: (212) 850-8530
                           Attention:  Stephen Green, Esq.



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                  (b)      if to Purchaser:

                           Digimedics Corp.
                           1600 Green Hills Road
                           Scotts Valley, CA 95066
                           Telecopy No.: (408) 438-8422
                           Attention:  Les Dace

                           with a copy to:

                           Mediware Information Systems, Inc.
                           1121 Old Walt Whitman Road
                           Melville, New York 11747-3005
                           Telecopy No.: (516) 423-0161
                           Attention:  President

                           Hackmyer & Nordlicht
                           645 Fifth Avenue
                           New York, New York 10022
                           Telecopy No.: (212) 421-0499
                           Attention: Ira S. Nordlicht, Esq.

                           Winthrop, Stimson, Putnam & Roberts
                           One Battery Park Plaza
                           New York, N.Y. 10004
                           Telecopy No.: (212) 858-1500
                           Attention: Jonathan H. Churchill, Esq.

         All such notices shall be deemed to have been given on the date personally delivered, upon possession of a receipt establishing that a facsimile transmission was received or five days after mailed in the manner provided above. Any party may change its address for delivery of notice by providing written notice to the other parties in the manner discussed above.

         7.03 Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior consultation with the other party except as required by applicable law. The parties shall cooperate as to the timing and contents of any such press release or public announcement.

         7.04 Headings. The descriptive headings contained in this Agreement and the Exhibits and Schedules hereto are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.


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         7.05 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order
that  the  transactions   contemplated  hereby  are  consummated  as  originally
contemplated to the greatest extent possible.

         7.06 Entire Agreement. The Acquisition Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among Continental, IHSG and Purchaser with respect to the subject matter hereof and there have been and are no agreements, representations or warranties among Continental, IHSG and Purchaser exceptions set forth in the Acquisition Documents and any other documents executed at the Closing.

         7.07 Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of Continental, IHSG and Purchaser (which consent may be granted or withheld in the sole discretion of Continental, IHSG and Purchaser);

         7.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

         7.09 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, Continental, IHSG and Purchaser. Any waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. the failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

         7.10 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state. Subject to Section 7.11, all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York. Any process or notice of motion or other application to any of such courts may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed. With respect to such courts, Purchaser, Continental and IHSG hereby expressly waive any defense based on doctrines of venue or forum non conveniens or similar rules or doctrines.

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         7.11     Dispute Resolution.

                  (a) In the event of any controversy, claim or dispute, other than disputes under Section 5.08 for which equitable relief is available, the party initiating the controversy, claim or dispute shall provide to the other party a written notice containing a brief and concise statement of the matter, together with relevant supporting facts. During a period of thirty (30) days or such longer period as mutually agreed, the parties shall attempt to settle the matter by good faith negotiation. Such efforts shall include, but not be limited to, full presentation by each party of its claims, with or without counsel, to the President of the other party.

                  (b) If efforts under Section 7.11(a) are not successful, such dispute shall be settled by binding arbitration in New York, New York, under the Commercial Rules of the American Arbitration Association then in effect (except as otherwise set forth in the Agreement). The failure to comply with Section 7.11(a) with respect to such dispute shall be an absolute bar to the institution of arbitration proceedings with respect thereto. The arbitration shall be conducted in the English language before a panel of three arbitrators, one of whom is selected by Continental and IHSG jointly, one of whom is selected by Purchaser, and one of whom is selected by Continental, IHSG and Purchaser jointly (or by the other two arbitrators, if the parties cannot agree). The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. If either party fails to appoint an arbitrator in thirty days, the other party may request that the American Arbitration Association make such appointment. The arbitrators will be required to render a full and complete written report of their decision. The decision of a majority of the arbitrators will constitute the arbitrators' decision. Any award rendered by the arbitrators shall be binding upon the parties hereto and shall be final, subject to review by a court of competent jurisdiction under the statutory standard of review applicable to arbitrations. Judgment on the award may be entered in any court of record having competent jurisdiction. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared except that if, in the opinion of the arbitrators, any claim or position by a party hereto, or any defense or objection thereto by another party was unreasonable or frivolous, the arbitrators may in their discretion assess as part of their award all or any part of the arbitration expenses of the other party or parties (including reasonable attorneys' fees) and expenses of the arbitrators against such party. Nothing herein shall prevent the parties from settling any dispute by mutual agreement at any time. The law of the State of New York shall govern the validity, scope and effect of this Section 7.11.

         7.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         7.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof,

                                       39

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in  addition  to any other  remedy at Law or equity  without  the  necessity  of demonstration the inadequacy of monetary damages.

         7.14 Receipt of Money or Other Assets. If any money or other assets are received by Seller or Purchaser to which the other party is entitled pursuant to this Agreement, such party shall hold such money or assets in trust and shall promptly notify and account therefore to the other within fifteen (15) days of receipt.

         7.15 Schedules and Exhibits. The Schedules and Exhibits to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

               IN WITNESS WHEREOF, Continental, IHSG and Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    CONTINENTAL HEALTHCARE SYSTEMS, INC.



                                    By:  /s/ Stephen Green
                                       ___________________
                                    Name:  Stephen Green
                                    Title: Vice President



                                    INFORMATION HANDLING SERVICES GROUP, INC.



                                    By:  /s/ Stephen Green
                                         __________________
                                    Name:  Stephen Green
                                    Title: Vice President



                                    DIGIMEDICS CORP.



                                    By:  /s/ Lawrence Auriana
                                       ______________________
                                    Name:  Lawrence Auriana
                                    Title: Secretary


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